UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – April 5, 2006

TXU CORP.

(Exact name of registrant as specified in its charter)

TEXAS	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411

(Address of principal executive offices, including zip code)

Registrants’ telephone number, including area code – (214) 812-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 5, 2006, TXU Corp. (the “Company”) entered into Non-Disclosure, Non-Solicitation and Non-Competition Agreements (collectively, the “Agreements,” and each, the “Agreement”) with certain of its executive officers (collectively, the “executive officers,” and each, the “executive officer”) in connection with certain growth initiatives being considered by the Company (the “Initiatives”). The Agreements are in substantially the same form. A copy of the form of the Agreements is attached hereto as Exhibit 10.1.

Each Agreement provides that the executive officer may not disclose, directly or indirectly, for his own benefit or the benefit of any other person or entity any Confidential Information (as defined in the Agreement) relating to the Initiatives.

In addition, each Agreement provides that, during the executive officer’s employment with the Company and for the shorter of (i) three years after the termination of such employment or (ii) the period during which the executive officer receives severance under the Company’s severance plan in effect at the time of his termination, but in no event less than six months, the executive officer is restricted from competing with the Company in areas related to the Initiatives, soliciting customers or potential customers of the Company and employing or soliciting for employment individuals employed by the Company.

The Agreements supplement the employment arrangements entered into between the Company (or its affiliates) and these executive officers.

The foregoing is a summary of the material terms of the Agreements and is qualified in its entirety by reference to Exhibit 10.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1     Form of Non-Disclosure, Non-Solicitation and Non-Competition Agreement.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TXU CORP.

By:	/s/ Stan J. Szlauderbach
Name:	Stan J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: April 6, 2006

3